                                                                      EXHIBIT 21
                             LIST OF SUBSIDIARIES

  The following table sets forth certain information concerning the sole subsidiary of the Company.


                                                       State or Other
                       Name                    Jurisdiction of Incorporation
                       ----                    -----------------------------
            Shoe Pavilion Corporation                    Washington